                                                                    Exhibit 20.1
                    CHASE MANHATTAN MARINE OWNER TRUST 1997-A

                            MONTHLY SERVICER'S REPORT

                                         Settlement Date           11/30/2002
                                         Determination Date        12/11/2002
                                         Distribution Date         12/16/2002

I.      All Payments on the Contracts                                                                                 2,130,004.35
II.     All Liquidation Proceeds on the Contracts with respect to Principal                                              43,845.46
III.    Repurchased Contracts                                                                                                 0.00
IV.     Investment Earnings on Collection Account                                                                             0.52
V.      Servicer Monthly Advances                                                                                        23,548.15
VI.     Distribution from the Reserve Account                                                                                 0.00
VII.    Deposits from the Pay-Ahead Account (including Investment Earnings)                                               2,287.00
VIII.   Transfers to the Pay-Ahead Account                                                                               (1,945.92)

IX.     Less:  Investment Earnings distributions
          (a)  To Sellers with respect to the Collection Account                                                             (0.52)
          (b)  To Sellers with respect to the Pay-Ahead Account                                                              (2.98)

Total available amount in Collection Account                                                                         $2,197,736.06
                                                                                                                     =============

DISTRIBUTION AMOUNTS                                                                Cost per $1000
---------------------------------------------                                       --------------

1.   (a)  Class A-1 Note Interest Distribution                                                              0.00
     (b)  Class A-1 Note Principal Distribution                                                             0.00
           Aggregate Class A-1 Note Distribution                                      0.00000000                              0.00

2.   (a)  Class A-2 Note Interest Distribution                                                              0.00
     (b)  Class A-2 Note Principal Distribution                                                             0.00
           Aggregate Class A-2 Note Distribution                                      0.00000000                              0.00

3.   (a)  Class A-3 Note Interest Distribution                                                              0.00
     (b)  Class A-3 Note Principal Distribution                                                             0.00
           Aggregate Class A-3 Note Distribution                                      0.00000000                              0.00

4.   (a)  Class A-4 Note Interest Distribution                                                              0.00
     (b)  Class A-4 Note Principal Distribution                                                             0.00
           Aggregate Class A-4 Note Distribution                                      0.00000000                              0.00

5.   (a)  Class A-5 Note Interest Distribution                                                              0.00
     (b)  Class A-5 Note Principal Distribution                                                             0.00
           Aggregate Class A-5 Note Distribution                                      0.00000000                              0.00

6.   (a)  Class A-6 Note Interest Distribution                                                         66,178.43
     (b)  Class A-6 Note Principal Distribution                                                     1,785,832.66
           Aggregate Class A-6 Note Distribution                                     78.14392785                     1,852,011.09

7.   (a)  Class B Note Interest Distribution                                                           59,285.00
     (b)  Class B Note Principal Distribution                                                               0.00
           Aggregate Class B Note Distribution                                        5.56666667                         59,285.00

8.   (a)  Class C Note Interest Distribution                                                           98,822.83
     (b)  Class C Note Principal Distribution                                                               0.00
           Aggregate Class C Note Distribution                                        5.70833312                         98,822.83

9.    Servicer Payment
       (a) Servicing Fee                                                                               16,741.49
       (b)  Reimbursement of prior Monthly Advances                                                    32,472.00
               Total Servicer Payment                                                                                    49,213.49

10.  Deposits to the Reserve Account                                                                                    138,403.65

Total Distribution Amount from Collection Account                                                                    $2,197,736.06
                                                                                                                     =============

Chase MR97A                      Page 1 of 4

Reserve Account distributions to Sellers

  (a)  Amounts to the Sellers (Chase USA) from Excess Collections                                    66,158.92
  (b)  Amounts to the Sellers (Chase Manhattan Bank) from Excess Collections                         64,589.94
  (c)  Distribution from the Reserve Account to the Sellers (Chase USA)                                   0.00
  (d)  Distribution from the Reserve Account to the Sellers (Chase Manhattan Bank)                        0.00
                    Total Amounts to Sellers (Chase USA & Chase Manhattan Bank)                                         130,748.86
                                                                                                                     =============

Payahead Account distributions to Sellers

  (a)  Distribution from the Payahead Account to the Sellers (Chase USA)                                  1.51
  (b)  Distribution from the Payahead Account to the Sellers (Chase Manhattan Bank)                       1.47
                    Total Amounts to Sellers (Chase USA & Chase Manhattan Bank)                                               2.98
                                                                                                                     =============

                  INTEREST
---------------------------------------------

1.   Current Interest Requirement
        (a) Class A-1 Notes    @             5.845%                                                     0.00
        (b) Class A-2 Notes    @             6.028%                                                     0.00
        (c) Class A-3 Notes    @             6.140%                                                     0.00
        (d) Class A-4 Notes    @             6.250%                                                     0.00
        (e) Class A-5 Notes    @             6.420%                                                     0.00
        (f) Class A-6 Notes    @             6.500%                                                66,178.43
                     Aggregate Interest on Class A Notes                                                                 66,178.43

        (g) Class B Notes @                  6.680%                                                                      59,285.00

        (h) Class C Notes @                  6.850%                                                                      98,822.83


2.   Remaining Interest Shortfall
        (a) Class A-1 Notes                                                                             0.00
        (b) Class A-2 Notes                                                                             0.00
        (c) Class A-3 Notes                                                                             0.00
        (d) Class A-4 Notes                                                                             0.00
        (e) Class A-5 Notes                                                                             0.00
        (f) Class A-6 Notes                                                                             0.00

        (g) Class B Notes                                                                               0.00

        (h) Class C Notes                                                                               0.00


3.   Total Distribution of Interest                                               Cost per $1000
                                                                                  --------------
        (a) Class A-1 Notes                                                         0.00000000          0.00
        (b) Class A-2 Notes                                                         0.00000000          0.00
        (c) Class A-3 Notes                                                         0.00000000          0.00
        (d) Class A-4 Notes                                                         0.00000000          0.00
        (e) Class A-5 Notes                                                         0.00000000          0.00
        (f) Class A-6 Notes                                                         2.79233882     66,178.43
                     Total Aggregate Interest on Class A Notes                                                           66,178.43

        (g) Class B Notes                                                           5.56666667                           59,285.00

        (h) Class C Notes                                                           5.70833312                           98,822.83

                 PRINCIPAL
---------------------------------------------

                                                                                  No. of Contracts
                                                                                  ----------------
1.   Amount of Stated Principal Collected                                                             529,223.44
2.   Amount of Principal Prepayment Collected                                            35         1,238,491.85
3.   Amount of Liquidated Contract                                                        1            18,117.37
4.   Amount of Repurchased Contract                                                       0                 0.00

       Total Formula Principal Distribution Amount                                                                    1,785,832.66

5. Principal Balance before giving effect to Principal Distribution                                  Pool Factor
                                                                                                     -----------
        (a) Class A-1 Notes                                                                           0.0000000               0.00
        (b) Class A-2 Notes                                                                           0.0000000               0.00
        (c) Class A-3 Notes                                                                           0.0000000               0.00
        (d) Class A-4 Notes                                                                           0.0000000               0.00
        (e) Class A-5 Notes                                                                           0.0000000               0.00
        (f) Class A-6 Notes                                                                           0.5155087      12,217,557.11

        (g) Class B Notes                                                                             1.0000000      10,650,000.00

        (h) Class C Notes                                                                             1.0000000      17,312,029.25

Chase MR97A                       Page 2 of 4

6.   Remaining Principal Shortfall
        (a) Class A-1 Notes                                                                                                   0.00
        (b) Class A-2 Notes                                                                                                   0.00
        (c) Class A-3 Notes                                                                                                   0.00
        (d) Class A-4 Notes                                                                                                   0.00
        (e) Class A-5 Notes                                                                                                   0.00
        (f) Class A-6 Notes                                                                                                   0.00

        (g) Class B Notes                                                                                                     0.00

        (h) Class C Notes                                                                                                     0.00


7. Principal Distribution                                                       Cost per $1000
                                                                                  -----------
        (a) Class A-1 Notes                                                       0.00000000                                  0.00
        (b) Class A-2 Notes                                                       0.00000000                                  0.00
        (c) Class A-3 Notes                                                       0.00000000                                  0.00
        (d) Class A-4 Notes                                                       0.00000000                                  0.00
        (e) Class A-5 Notes                                                       0.00000000                                  0.00
        (f) Class A-6 Notes                                                       75.35158903                         1,785,832.66

        (g) Class B Notes                                                         0.00000000                                  0.00

        (h) Class C Notes                                                         0.00000000                                  0.00


8. Principal Balance after giving effect to Principal Distribution Pool Factor
        (a) Class A-1 Notes                                                                           0.0000000               0.00
        (b) Class A-2 Notes                                                                           0.0000000               0.00
        (c) Class A-3 Notes                                                                           0.0000000               0.00
        (d) Class A-4 Notes                                                                           0.0000000               0.00
        (e) Class A-5 Notes                                                                           0.0000000               0.00
        (f) Class A-6 Notes                                                                           0.4401571      10,431,724.45

        (g) Class B Notes                                                                             1.0000000      10,650,000.00

        (h) Class C Notes                                                                             1.0000000      17,312,029.25

                 POOL DATA
---------------------------------------------
                                                                                                        Aggregate
                                                                                No. of Contracts    Principal Balance
                                                                                ----------------    -----------------
1.   Pool Stated Principal Balance as of                    11/30/2002                1,448           38,393,753.70

2.   Delinquency Information                                                                                            % Delinquent
                                                                                                                        ------------
              (a) 31-59 Days                                                           19                278,976.30          0.727%
              (b) 60-89 Days                                                            5                196,256.23          0.511%
              (c) 90-119 Days                                                           6                309,009.12          0.805%
              (d) 120 Days +                                                            0                      0.00          0.000%

3.   Contracts Repossessed during the Due Period                                        0                      0.00

4.   Current Repossession Inventory                                                     0                      0.00

5.   Aggregate Net Losses for the preceding Collection Period
       (a)  Aggregate Principal Balance of Liquidated Receivables                       1                 18,117.37
       (b)  Net Liquidation Proceeds on any Liquidated Receivables                                        43,845.46
                                                                                                         ----------
       Total Aggregate Net Losses for the preceding Collection Period                                                    -25,728.09

6.   Aggregate Losses on all Liquidated Receivables (Year-To-Date)                                                       906,006.37

7.   Aggregate Net Losses on all Liquidated Receivables (Life-To-Date)                 576                             5,123,406.29

8.   Weighted Average Contract Rate of all Outstanding Contracts                                                             8.994%

9.   Weighted Average Remaining Term to Maturity of all Outstanding Contracts                                               105.416

Chase MR97A                       Page 3 of 4

              TRIGGER ANALYSIS
---------------------------------------------
1.  (A) AVERAGE 60+ DELINQUENCY PERCENTAGE                                                  1.650%
    (B) DELINQUENCY PERCENTAGE TRIGGER IN EFFECT?                                                           NO

2.  (A) AVERAGE NET LOSS RATIO                                                             -0.028%
    (B) NET LOSS RATIO TRIGGER IN EFFECT?                                                                   NO
    (C) NET LOSS RATIO (USING ENDING POOL BALANCE)                                         -0.081%

3.  (A) SERVICER REPLACEMENT PERCENTAGE                                                    -0.037%
    (B) SERVICER REPLACEMENT TRIGGER IN EFFECT?                                                             NO


               MISCELLANEOUS
---------------------------------------------

1.    Monthly Servicing Fees                                                                                  16,741.49

2.    Servicer Advances                                                                                       23,548.15

3.    (a)  Opening Balance of the Reserve Account                                                          5,311,342.38
      (b)  Deposits to the Reserve Account                                                138,403.65
      (c)  Investment Earnings in the Reserve Account                                       6,243.42
      (d)  Distribution from the Reserve Account                                         (130,748.86)
      (e)  Ending Balance of the Reserve Account                                                           5,325,240.59

4.    Specified Reserve Account Balance                                                                    5,325,240.59

5.    (a)  Opening Balance in the Pay-Ahead Account                                                            4,285.44
      (b)  Deposits to the Pay-Ahead Account from the Collection Account                    1,945.92
      (c)  Investment Earnings in the Pay-Ahead Account                                         2.98
      (d)  Transfers from the Pay-Ahead Account to the Collection Account                  (2,287.00)
      (e)  Ending Balance in the Pay-Ahead Account                                                             3,947.34

Chase MR97A                       Page 4 of 4